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EXHIBIT 16.1

                   [LETTERHEAD OF STONEFIELD JOSEPHSON, INC.]


April 29, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: PARENTEC, INC. (FORMERLY PREMIER CLASSIC ART, INC.)

Gentlemen:

We have read the Form 8-K dated April 29,2003 of Parentec, Inc. (formerly Premier Classic Art, Inc.) (the "Company") and are in agreement with the statement contained therein pertaining to us.

Very truly yours,



Stonefield Jospehson, Inc.
Certified Public Accountants


c.c. Premier Classic Art, Inc.



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